UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 3, 2010 (January 28, 2010)
VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-71934	62-1698183

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee	37215

(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including area code (615) 665-6000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.03 Material Modification to Rights of Security Holders
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-4.1
EX-4.2
EX-4.3
EX-4.4
EX-10.1
EX-99.1
EX-99.2
EX-99.3
EX-99.4

Item 1.01 Entry into a Material Definitive Agreement.
Credit Agreement

On January 29, 2010, Vanguard Health Holding Company II, LLC (“VHS Holdco II”, “Borrower”, “us” or “we”) entered into a Credit Agreement (the “New Credit Agreement”) among the Borrower, Vanguard Health Holding Company I, LLC (“VHS Holdco I”), the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and the other parties thereto. The New Credit Agreement provides for a revolving credit facility in an aggregate principal amount of $260.0 million that will mature on January 29, 2015. The New Credit Agreement also provides for an initial term loan credit facility in an aggregate principal amount of $815.0 million that will mature on January 29, 2016. In addition, upon the occurrence of certain events, the Borrower may request an incremental term loan facility to be added to the initial term loan credit facility and/or an increase in the commitments under the revolving credit facility, each in such amount as we determine, in each case subject to receipt of commitments by existing lenders or other financing institutions and to the satisfaction of certain other conditions.

Borrowings under the new term loan credit facility bear interest at a rate equal to, at the Borrower’s option, LIBOR plus an applicable margin or a base rate plus an applicable margin. Borrowings under the new revolving credit facility bear interest at a rate equal to, at our option, LIBOR plus an applicable margin or a base rate plus an applicable margin, in each case subject to a decrease should our leverage ratio decrease below a certain designated level. Each of LIBOR and the base rate under the new term loan credit facility is subject to a minimum interest rate. We pay a commitment fee to the lenders under the new revolving credit facility in respect of unutilized commitments thereunder, such commitment fee being subject to a decrease should our leverage ratio decrease below a certain designated level. We also pay customary letter of credit fees under the new revolving credit facility.

All obligations under the New Credit Agreement are unconditionally guaranteed by Vanguard Health Systems, Inc. (“Vanguard”), VHS Holdco I, and, subject to certain exceptions, each of VHS Holdco I’s existing and future domestic wholly-owned subsidiaries except the Borrower (the “U.S. Guarantors”). All obligations under the New Credit Agreement, and the guarantees of those obligations (as well as cash management obligations and any interest hedging or other swap agreements, in each case, with lenders or affiliates of lenders), are secured by substantially all the assets of VHS Holdco I, the Borrower and each U.S. Guarantor (other than Vanguard).

The New Credit Agreement contains certain covenants that, among other things, restrict, subject to certain exceptions, the Borrower’s ability, and the ability of VHS Holdco I and its subsidiaries to: (i) incur indebtedness; (ii) issue certain capital stock; (ii) engage in mergers, consolidations or partnerships; (iv) engage in acquisitions or dispositions of assets; (v) enter into sale and leaseback transactions; (vi) pay dividends and distributions or repurchase capital stock; (vii) repay certain indebtedness; (viii) amend organizational documents and certain material agreements governing indebtedness; (ix) engage in certain transactions with affiliates; (x) make investments, loans, guarantees or advances; (xi) create liens on assets; (xii) change the nature of our business; (xiii) make capital expenditures; (xiv) enter into agreements that restrict dividends from subsidiaries; (xv) enter into healthcare joint ventures; (xvi) hold more than 30% of our total assets in subsidiaries which are not U.S. Guarantors; and (xvii) enter into hedging agreements. In addition, the New Credit Agreement requires us to maintain the following financial covenants: (i) a minimum interest coverage ratio and (ii) a maximum total leverage ratio. The New Credit Agreement also contains certain customary affirmative covenants and events of default.

The foregoing summary is qualified in its entirety by reference to the New Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Indenture

On January 29, 2010, VHS Holdco II and Vanguard Holding Company II, Inc. (“VHS Holdco II Inc.” and, together with VHS Holdco II, the “Issuers”), subsidiaries of Vanguard, entered into an Indenture among the Issuers, Vanguard, the other guarantors named therein and U.S. Bank National Association, as trustee (the “Indenture”), under which the Issuers co-issued (the “New Senior Notes Offering”) $950.0 million aggregate principal amount of 8% Senior Notes due 2018 (the “New Senior Notes”), which are guaranteed on a senior unsecured basis by Vanguard, VHS Holdco I and certain restricted subsidiaries of VHS Holdco II. The guarantee by Vanguard is being provided as a holding company guarantee solely for purposes of allowing the Issuers to satisfy their reporting obligations under the Indenture governing the notes by furnishing financial information relating to Vanguard.

The New Senior Notes are the Issuers’ unsecured senior obligations and: (i) rank pari passu in right of payment with any existing and future senior unsecured indebtedness of the Issuers; (ii) rank senior in right of payment to all existing and future subordinated indebtedness of the Issuers; (iii) are effectively subordinated in right of payment to any secured indebtedness of the Issuers (including indebtedness under the New Credit Agreement) to the extent of the value of the assets securing such indebtedness; and (iv) are structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of any subsidiary of either Issuer that is not a guarantor of the New Senior Notes.

The New Senior Notes are redeemable, in whole or in part, at any time: (i) on or after February 1, 2014, at a redemption price equal to 104.000% of the principal amount thereof; (ii) on or after February 1, 2015, at a redemption price equal to 102.000% of the principal amount thereof; and (iii) on or after February 1, 2016 and thereafter, at a redemption price equal to 100.000% of the principal amount thereof. In addition, the Issuers may redeem up to 35% of the aggregate principal amount of the New Senior Notes at any time on or prior to February 1, 2013 with the net cash proceeds from certain equity offerings at a price equal to 108.000% of the principal amount thereof, together with accrued and unpaid interest and additional interest, if any. The Issuers may also redeem some or all of the notes before February 1, 2014 at a redemption price equal to 100% of the principal amount thereof plus a “make-whole” premium, together with accrued and unpaid interest and additional interest, if any, thereon. Upon the occurrence of certain change of control events, the Issuers must offer to purchase the New Senior Notes at 101% of their principal amount, plus accrued and unpaid interest and additional interest, if any.

The New Senior Notes were sold in a private placement in reliance on exemptions from registration under the Securities Act of 1933, as amended. The New Senior Notes bear interest at 8% per annum and mature on February 1, 2018. Interest is payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2010, to holders of record at the close of business on January 15 and July 15, as the case may be, immediately preceding each such interest payment date.

The Indenture contains restrictive covenants that limit among other things, the ability of the Issuers and certain of their restricted subsidiaries, to incur additional indebtedness or issue certain preferred stock, pay dividends on or make other distributions or repurchase capital stock or make other restricted payments, make investments, limit dividends or other payments by restricted subsidiaries to VHS Holdco II or other restricted subsidiaries, create liens on pari passu or subordinated indebtedness without securing the notes, sell certain assets or merge with or into other companies or otherwise dispose of all or substantially all of our assets, enter into certain transactions with affiliates and designate Vanguard’s subsidiaries as unrestricted subsidiaries. The Indenture also contains customary events of default, including the failure to make timely payments on the New Senior Notes or other material indebtedness, the failure to satisfy certain covenants and specified events of bankruptcy and insolvency.

The foregoing summary is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Registration Rights Agreement

On January 29, 2010, in connection with the New Senior Notes Offering, the Issuers, Vanguard and the other guarantors named therein also entered into a registration rights agreement (the “Registration Rights Agreement”) among the Issuers, Vanguard and the other guarantors and initial purchasers named therein, relating to, among other things, the exchange offer for the New Senior Notes and the related guarantees. Pursuant to the Registration Rights Agreement, the Issuers, Vanguard and the other guarantors have agreed to use their reasonable best efforts to register with the Securities and Exchange Commission notes and guarantees having substantially identical terms as the New Senior Notes (except for provisions relating to the transfer restrictions and payment of additional interest) as part of an offer to exchange such registered notes for the New Senior Notes (the “Exchange Offer”). The Issuers, Vanguard and the other guarantors are expected to cause the Exchange Offer to be completed or, if required under special circumstances, to have a shelf registration statement declared effective, within 360 days after the original issue date of the New Senior Notes. If this obligation is not satisfied (a “Registration Default”), the annual interest rate on the Notes will increase by 25 basis points for the first 90-day period during which a Registration Default continues, and by an additional 25 basis points per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 100 basis points per annum thereafter for the remaining period during which the Registration Default continues. If the Registration Default is corrected, the applicable interest rate on such New Senior Notes will revert to the original level. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The above description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K.
Item 1.02 Termination of a Material Definitive Agreement.
In connection with entering into the New Credit Agreement, on January 29, 2010 we terminated our existing Credit Agreement dated September 23, 2004 (the “Old Credit Agreement”) and related agreements and documents. The Old Credit Agreement provided for a seven-year term loan facility in an initial aggregate principal amount of $800.0 million and a six-year $250.0 million revolving credit facility. A portion of the proceeds from the New Credit Agreement was used to repay in full all amounts outstanding under the Old Credit Agreement on the date of termination.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth below under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.
Item 3.03 Material Modification to Rights of Security Holders.
Each of the Indenture and the New Credit Agreement contains a covenant that, among other things, restricts the Issuers’ and Borrower’s ability, respectively, to pay dividends or distributions or redeem or repurchase capital stock.
Information concerning each supplemental indenture to the 9% Notes (as defined below) and the 11.25% Notes (as defined below), respectively, is set forth in Item 8.01, which information is incorporated herein by reference into this Item 3.03.
Item 8.01 Other Events.
On January 28, 2010, Vanguard issued a press release announcing the results of the previously announced tender offers and consent solicitations (the “Tender Offers”) by subsidiaries of Vanguard. The early tender period in respect of each of the Tender Offers expired at 5:00 p.m., New York City time, on January 28, 2010 (the “Consent Payment Deadline”). VHS Holdco II purchased all $528,855,000 of the 9% Senior Subordinated Notes due 2014 (“9% Notes”) and VHS Holdco I purchased all $201,847,000 of the 11.25% Senior Discount Notes due 2015 (“11.25% Notes” and, together with the 9% Notes, the “Existing Notes”) that were validly tendered (and not withdrawn). Based on the consents received in the consent solicitations (i) for the 9% Notes, VHS Holdco II, VHS Holdco II, Inc., Vanguard, the other guarantors named therein and the trustee under the indenture for the 9% Notes and (ii) for the 11.25% Notes, VHS Holdco I, Vanguard Holding Company I, Inc., Vanguard and the trustee under the indenture for the 11.25% Notes, have each entered into a supplemental indenture that, among other things: (a) deleted certain restrictive covenants relating to (1) restricted payments, (2) dividend and other payment restrictions affecting restricted subsidiaries, (3) the incurrence of additional indebtedness and issuance of preferred stock, (4) asset sales, (5) transactions with affiliates, (6) the incurrence of liens, (7) conduct of business, (8) the offer to repurchase upon change of control and (9) the limitation on layering (in the case of the 9% Notes); (b) eliminated certain restrictions relating to the merger, consolidation or sale of all or substantially all assets by the issuers; and (c) eliminated certain events of default. These amendments became operative concurrently with acceptance for payment of the Existing Notes tendered pursuant to the Tender Offers. Copies of the supplemental indentures to each of the applicable indentures relating the 9% Notes and 11.25% Notes, respectively, are attached hereto as Exhibits 4.3 and 4.4, respectively, and are incorporated herein by reference. The above description of each supplemental indenture is qualified in its entirety by reference to the attached supplemental indentures.

On January 29, 2010, Vanguard issued a press release announcing the completion of the New Senior Notes Offering and entry into the New Credit Agreement. Concurrently with the closing of the New Senior Notes Offering on January 29, 2010, VHS Holdco II terminated its Old Credit Agreement and entered into a new $815.0 million initial term loan credit facility and a new $260.0 million revolving credit facility.

On January 29, 2010, Vanguard issued another press release announcing that in connection with the Tender Offers, the early tender period in respect of each of the Tender Offers was extended to 5:00 p.m., New York City time, on January 29, 2010 (the “New Consent Payment Deadline”).

On January 29, 2010, Vanguard also issued a press release announcing the results of the Tender Offers and the completion of the New Consent Payment Deadline. VHS Holdco II purchased all $554,355,000 of the 9% Notes and VHS Holdco I purchased all $211,950,000 of the 11.25% Notes that were validly tendered (and not withdrawn) since the commencement of the Tender Offers on January 14, 2010.

For information regarding such matters, Vanguard hereby incorporates by reference herein the information set forth in its Press Releases dated January 28, 2010 (one release) and January 29, 2010 (three releases), copies of which are attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.	The exhibits filed as part of this report are listed in the Exhibit Index which is located at the end of this Current Report on Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: February 3, 2010	VANGUARD HEALTH SYSTEMS, INC. (Registrant)
	BY:	/s/ Ronald P. Soltman
Ronald P. Soltman
Executive Vice President, General Counsel & Secretary

VANGUARD HEALTH SYSTEMS, INC.
EXHIBIT INDEX

Exhibit No.	Description
Exhibit 4.1	Indenture, dated as of January 29, 2010, relating to the 8% Senior Notes due 2018, among Vanguard Health Holding Company II, LLC, Vanguard Holding Company II, Inc., Vanguard Health Systems, Inc. and the other guarantors named therein and U.S. Bank National Association, as Trustee, including the form of 8% Senior Notes due 2018.

Exhibit 4.2	Registration Rights Agreement, dated as of January 29, 2010, relating to the 8% Senior Notes due 2018, among Vanguard Health Holding Company II, LLC, Vanguard Holding Company II, Inc., Vanguard Health Systems, Inc. and the other guarantors named therein and U.S. Bank National Association, as Trustee.

Exhibit 4.3	Ninth Supplemental Indenture, dated as of January 28, 2010, relating to the 9% Senior Subordinated Notes due 2014, among Vanguard Health Holding Company II, LLC, Vanguard Holding Company II, Inc., Vanguard Health Systems, Inc., and the other guarantors named therein and U.S. Bank National Association, as Trustee.

Exhibit 4.4	First Supplemental Indenture, dated as of January 28, 2010, relating to the 11.25% Senior Discount Notes due 2015, among Vanguard Health Holding Company I, LLC, Vanguard Holding Company I, Inc., Vanguard Health Systems, Inc. and U.S. Bank National Association, as Trustee.

Exhibit 10.1	Credit Agreement, dated as of January 29, 2010, among Vanguard Health Holding Company II, LLC, Vanguard Health Holding Company I, LLC, the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and the other parties thereto.

Exhibit 99.1	Press Release of Vanguard Health Systems, Inc. dated January 28, 2010 Announcing the Completion of Early Tender Period and Receipt of Requisite Consents for the 9% Senior Subordinated Notes due 2014 and the 11.25% Senior Discount Notes due 2015.

Exhibit 99.2	Press Release of Vanguard Health Systems, Inc. dated January 29, 2010 Announcing the Closing of $950.0 million New Senior Notes Offering.

Exhibit 99.3	Press Release of Vanguard Health Systems, Inc. dated January 29, 2010 Announcing the Extension of the Consent Payment Deadline in connection with the previously announced Tender Offers.

Exhibit 99.4	Press Release of Vanguard Health Systems, Inc. dated January 29, 2010 Announcing the Completion of the New Consent Payment Deadline.